                                                                   EXHIBIT 23.2



The Board of Directors
First Interstate BancSystem of Montana, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.



s/ KPMG Peat Marwick LLP


Billings, Montana
April 18, 1997